UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 11, 2007

C-COR Incorporated

(Exact name of Registrant as specified in its charter)

Pennsylvania	0-10726	24-0811591
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

60 Decibel Road, State College, PA	16801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (814) 238-2461

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On January 11, 2007, the Registrant issued a press release providing updated guidance regarding its revenues and net earnings per share for the second quarter of fiscal year 2007, which ended on December 29, 2006. The Registrant anticipates, based on a review of preliminary, unaudited financial results for such quarter, that its revenues and net earnings per share will exceed the top end of guidance provided in its October 26, 2006 press release. The Registrant also expects to report a positive book-to-bill ratio for the second quarter of fiscal year 2007.

The information in this Form 8-K and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

Number	Description of Document
99.1	Press Release dated January 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

C-COR Incorporated (Registrant)

January 12, 2007	By:	/s/ Joseph E. Zavacky
	Name:	Joseph E. Zavacky
	Title:	Controller and Assistant Secretary